Post-Qualification Offering Circular Amendment No. 2
File No. 024-11208

EXPLANATORY NOTE

Brazil Potash Corp has prepared this Post-Qualification Amendment to the Form 1-A solely for the purpose of filing Exhibit 4.2, the Form of Amended Subscription Agreement.

PART III – EXHIBITS

Exhibit No.	Description
2.1+	Certificate of Incorporation of Brazil Potash Corp.
2.2+	Bylaws of Brazil Potash Corp.
3.1+	Form of Warrant Certificate
3.2+	Form of Stock Option Agreement
4.1+	Form of Reg A Subscription Agreement
4.2*	Form of Amended Subscription Agreement
6.1+	Consulting Agreement dated July 1, 2009 between Brazil Potash Corps. And Gower Exploration Consulting Inc.
6.2+	Amended Consulting Agreement dated February 1, 2015 between Brazil Potash Corps. and Gower Exploration Consulting Inc.
6.3+	Consulting Agreement dated January 1, 2014 between Brazil Potash Corp. and Neil Said
6.4+	Consulting Agreement dated October 3, 2014 between Brazil Potash Corp. and Ryan Ptolemy
6.5+	Consulting Agreement dated February 1, 2015 between Brazil Potash Corp. and Iron Strike Inc.
6.6+	Translated Consulting Agreement dated November 17, 2014 between Potassio Do Brasil LTDA and Jacome Gestao de Projetos LTDA
6.7+	Consulting Agreement dated June 1, 2017 between Brazil Potash Corp. and Jacome Gestao de Projetos LTDA
6.8+	Amended Consulting Agreement dated March 15, 2019 between Brazil Potash Corp. and Jacome Gestao de Projetos LTDA
6.9+	Consulting Agreement dated October 1, 2009 between Brazil Potash Corp. and Forbes & Manhattan, Inc.
6.10+	First Amended Consulting Agreement dated September 1, 2011 between Brazil Potash Corp. and Forbes & Manhattan, Inc.
6.11+	Second Amended Consulting Agreement dated February 1, 2015 between Brazil Potash Corp. and Forbes & Manhattan, Inc.
6.12+	Loan Agreement – Sentient Global Resources dated October 29, 2019
6.13+	Broker-Dealer Agreement dated January 17, 2020 between Brazil Potash Corp. and Dalmore Group, LLC.
6.14+	Deferred Share Unit Plan
6.15+	Independent Contract Agreement dated July 1, 2009 between Brazil Potash Corps. and Helio Diniz
6.16+	Amended Consulting Agreement dated January 1, 2019 between Brazil Potash Corp. and Gower Exploration Consulting Inc.
6.17+	Amended Independent Contract Agreement dated February 1, 2015 between Brazil Potash Corp. and Helio Diniz
6.18+	Amended Independent Contract Agreement dated January 1, 2020 between Brazil Potash Corp. and Helio Diniz
6.19+	Amended Broker-Dealer Agreement dated June 8, 2020 between Brazil Potash Corp. and Dalmore Group, LLC.
6.20+	Loan Agreement dated July 2, 2020 between Brazil Potash Corp. and Aberdeen International Inc.
6.21+	Maturity Date Extension dated February 9, 2021 amending Loan Agreement between Brazil Potash Corp. and Aberdeen International Inc.
6.22+	Loan Agreement dated October 22, 2020 between Brazil Potash Corp. and Sulliden Mining Capital Inc.
6.23+	Maturity Date Extension dated February 10, 2021 amending Loan Agreement between Brazil Potash Corp. and Sulliden Mining Capital Inc.
6.24+	Loan Agreement dated June 15, 2020, between Brazil Potash Corp. and 2227929 Ontario Inc.
6.25+	Maturity Date Extension dated December 17, 2020 amending Loan Agreement between Brazil Potash Corp. and 2227929 Ontario Inc.
6.26+	Power of attorney (included on signature page hereto)

6.27+	Loan Agreement dated May 5, 2021, between Brazil Potash Corp. and Newdene Gold Inc.
6.28+	Loan Agreement dated April 1, 2021, between Brazil Potash Corp. and Aberdeen International Inc.
6.29+	Amended and Restated Broker-Dealer Agreement dated June 15, 2021 between Brazil Potash Corp. and Dalmore Group, LLC.
11.1+	Consent of the Auditors
11.2+	Consent of the Geologist – Worley Parson
11.3+	Consent of the Geologist - Ercosplan
12.1+	Opinion of Issuer Counsel
14.1+	Appointment of Agent for Service of Process

+ Filed Previously
*Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Qualification Amendment on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on July 23, 2021.

BRAZIL POTASH CORP.

By:	/s/Matthew Simpson
Name: Matthew Simpson
Title: Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Simpson and Ryan Ptolemy, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Matthew Simpson	Date: July 23, 2021
Name: Matthew Simpson Title: Chief Executive Officer and Director (Principal Executive Officer)

/s/Ryan Ptolemy	Date: July 23, 2021
Name: Ryan Ptolemy Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/Matthew Simpson as Attorney-In-Fact	Date: July 23, 2021
Name: Stan Bharti Title: Chairman

/s/Matthew Simpson as Attorney-In-Fact	Date: July 23, 2021
Name: David Gower Title: Director

/s/Matthew Simpson as Attorney-In-Fact	Date: July 23, 2021
Name: Andrew Pullar Title: Director

/s/Matthew Simpson as Attorney-In-Fact	Date: July 23, 2021
Name: Pierre Pettigrew Title: Director

/s/Matthew Simpson as Attorney-In-Fact	Date: July 23, 2021
Name: Carmel Daniele Title: Director

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